SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported

September 25, 2003

Bresler & Reiner, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation of organization)

0-6201	52-0903424
(Commission File Number)	(IRS Employer Identification Number)

11140 Rockville Pike, Suite 620,

Rockville, MD 20852

(Address of principal executive office including zip code)

Registrant’s telephone number, including area code: (301) 945-4300

Item 2.     Acquisition or Disposition of Assets.

On September 25, 2003 Bresler & Reiner, Inc. acquired a 400 unit apartment community, located in Orange County, Florida, called The Fountains at Waterford Lakes, from the prior owners, Fountains Pond, LLC. The purchase price was $35,100,000, which was determined in arms-length negotiations. The seller has no relationship with Bresler& Reiner, Inc. or any of its affiliates.

The purchase price was paid in part by the assumption of a permanent, non-recourse mortgage on the property from LaSalle Bank National Association, as Trustee for the Registered Holders of LB-UBS Commercial Mortgage Trust 2003-C3, Commercial Mortgage Pass-Through Certificates, Series 2003-C3. The loan has an outstanding balance of $24,600,000, bears interest at 5.00% per annum and is non-amortizing, with the outstanding principal balance due and payable in December 2007. No prepayments on the loan are permitted prior to December 2005. The remainder of the purchase price was paid in cash, $6,000,000 of which was funded through an unsecured, recourse loan from Wachovia Bank, National Association to Bresler & Reiner, Inc.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.

It is impracticable at the time of the filing of this Current Report to provide the historical financial information for The Fountains at Waterford Lakes required by Regulation S-X. Accordingly, Bresler & Reiner, Inc. will file the required historical financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

(b)  Pro Forma Financial Statements of Business Acquired.

It is impracticable at the time of the filing of this Current Report to provide the pro forma financial information for The Fountains at Waterford Lakes required by Regulation S-X. Accordingly, Bresler & Reiner, Inc. will file the required pro forma financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

(c)  Exhibits.

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRESLER & REINER, INC., Registrant

Date: September 29, 2003	By:	/s/ SIDNEY M. BRESLER
Sidney M. Bresler Chief Executive Officer

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